Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR davispolk.com	Exhibits 5.1 and 23.2

2 September 2025
Re: Klarna Group plc (the “Company”) – Registration Statement on Form F-1
Klarna Group plc
10 York Road
London SE1 7ND
United Kingdom
Ladies and Gentlemen,
We have acted as advisers as to English law to the Company, a public limited company incorporated under the laws of England and Wales with company number 14467769, in connection with the Registration Statement on Form F-1 (as amended through the date hereof, the “Registration Statement”), filed by the Company on 2 September 2025 with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), for the offering of the ordinary shares the subject thereof (the “Shares”) in the capital of the Company (the “Offering”).
Scope
This opinion is confined to matters of English law as at the date of this opinion, and this opinion and any non-contractual obligations arising out of or in relation to it are governed by and shall be construed in accordance with English law. Accordingly, we express no opinion with regard to any system of law other than English law as currently applied by the English courts. In particular, we express no opinion on the federal laws of the United States of America or the laws of the State of New York. To the extent that any such laws or the laws of any other jurisdiction may be relevant, we have made no independent investigation thereof and our opinion is subject to the effect of such laws.
We assume no obligation to notify you of any future changes in law, which may affect the opinions expressed herein, or otherwise to update this opinion in any respect.
Opinion
On the basis of our examination of the documents listed in Schedule 1 to this opinion and the other matters referred to above, and subject to the assumptions set out in Schedule 2 to this opinion, the qualifications set out in Schedule 3 to this opinion and any matters not disclosed to us, we are of the opinion that the Shares will have been duly and validly issued, and will be fully-paid and non-assessable, if and when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act, (ii) Shares shall have been issued against receipt, in accordance with the Underwriting Agreement or other terms of subscription therefor, of an amount of “cash consideration” (as such term is defined in section 583(3) of the Companies Act 2006) of not less than the nominal value of each such Share and in each case in accordance with the articles of association of the Company, and (iii) valid entries in the books and registers of the Company shall have been made.
For the purposes of this opinion, the term “non-assessable” in relation to any Shares, which has no recognised meaning in English law, means that, under the Companies Act 2006, the articles of association of the Company and any resolution taken under the articles of association of the Company approving the issue of such Shares, no holder of such Shares is liable, by reason solely of being a holder of such Shares, for additional payments or calls for further funds by the Company or any other person.

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Klarna Group plc
General
This opinion is furnished to you and has been prepared at your request in relation to the offering of Shares pursuant to the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to Davis Polk & Wardwell London LLP under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.
Capitalised terms used in this opinion shall, unless otherwise defined, have the meaning given to them in the Schedules to this opinion.
Yours faithfully
/s/ Davis Polk & Wardwell London LLP

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Klarna Group plc
SCHEDULE 1
DOCUMENTS EXAMINED
For the purposes of this opinion, we have examined the following documents:
1.a copy of the Registration Statement filed with the SEC on 2 September 2025;
2.a draft of the underwriting agreement referred to in the prospectus which is a part of the Registration Statement, to be entered into by the Company in connection with the Offering (the “Underwriting Agreement”);
3.a certificate from the general counsel of the Company dated 2 September 2025 (the “Certificate”) having attached to it, inter alia:
(a)a copy of the certificate of incorporation of the Company, certified to be a true and correct copy;
(b)a copy of the certificate of incorporation of the Company on change of name, certified to be a true and correct copy;
(c)a copy of the Company’s trading certificate;
(d)a copy of the articles of association of the Company as in force from (i) the date of incorporation of the Company until 10 March 2024, (ii) 11 March 2024 until 23 October 2024 and (iii) from 24 October 2024 until and including the date hereof, each certified to be a true and correct copy;
(e)a copy of the shareholder resolutions of the Company and of the resolutions of the board of directors of the Company or a committee of the board of directors of the Company passed in connection with the issue of Shares and of the agreements entered into pursuant or in relation thereto, each certified to be a true and correct copy;
(f)a copy of the resolutions passed by the shareholders of the Company at a general meeting of the Company held on 3 March 2025 in connection with the initial public offering of ordinary shares in the capital of the Company; and
(g)a copy of the articles of association to be adopted by the Company in connection with the initial public offering of its ordinary shares, certified to be a true and correct copy;
4.the information revealed by our search of the entries shown on an online search at Companies House in England and Wales on 1 September 2025 with respect to the Company (the “Company Search”); and
5.the information revealed by the results of a telephone search with the Insolvency and Companies List (formerly known as the Companies Court) in London of the Central Registry of Winding Up Petitions on 1 September 2025 with respect to the Company (the “Central Registry Search”), and we have relied upon the statements as to factual matters contained in or made pursuant to each of the above-mentioned documents and search results.
Except as stated above we have not examined any contracts, instruments or other documents or any corporate records of any party and have not made any other enquiries.

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Klarna Group plc
SCHEDULE 2
ASSUMPTIONS
For the purposes of this opinion, we have assumed:
1.all documents submitted to us as originals are authentic and complete;
2.all documents submitted to us as copies, whether in physical or electronic form, conform to authentic, complete originals and, where a document (including, without limitation, the Underwriting Agreement) has been examined by us in draft or specimen form, it will be or has been executed, or will or has become effective, in the form of that draft or specimen;
3.all signatures, stamps and seals on all documents that we reviewed are genuine;
4.the capacity, power and authority to execute, deliver and perform each of the documents referred to in Schedule 1 to this opinion by or on behalf of each of the parties to such documents;
5.none of the documents examined by us has been or will be amended or modified in any way, and there are and will be no other arrangements or course of dealings which modify, supersede or otherwise affect any of the terms thereof, and no unknown facts or circumstances (and no documents, agreements, instruments or correspondence) which are not apparent from the face of the documents referred to in Schedule 1 to this opinion or which have not been disclosed to us that may affect the conclusions in this opinion;
6.the Underwriting Agreement will, when executed, be valid and binding on each party to it under the laws of the State of New York and that the words and phrases used in the Underwriting Agreement have the same meaning and effect as they would have if it were governed by English law;
7.the resolutions referred to in paragraphs 3(e) and 3(f) of Schedule 1 were duly passed and have not been amended, revoked or rescinded and are in full force and effect; where such resolutions were passed at meetings of the board of directors of the Company or of a committee of the board of directors of the Company or at meetings of shareholders, notice was duly given of each such meeting and the quorum requirements were met in respect of each such meeting and the resolutions passed thereat; where such resolutions were passed as written resolutions, such written resolutions were properly passed in accordance with the articles of association of the Company in force at the relevant time, all relevant policies and procedures of the Company were complied with, and all relevant provisions of the Companies Act 2006 and the articles of association of the Company were duly observed; and all filings required to be filed with the Registrar of Companies in connection therewith were or will be filed with the Registrar of Companies within, in each such case, the relevant time limits;
8.each of the statements contained in the Certificate is true and correct as at the date of the Certificate and as at the date hereof and will be as at the time of the allotment and issue of any Shares;
9.that the directors of the Company, in authorising the allotment and issue of any Shares, exercised and will exercise their powers in good faith and in accordance with their duties under all applicable laws and the articles of association of the Company in force at the relevant time and that all such further meetings of the board of directors of the Company or any duly authorised and constituted committee of the board of directors of the Company which may be required in order validly to allot and issue any Shares will be duly convened and held and the requisite resolutions to give effect to their allotment and issue will be duly passed;
10.that immediately prior to the allotment and issue of any Shares, the directors of the Company did or will have sufficient authorities and powers conferred upon them under section 551 of

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Klarna Group plc
the Companies Act 2006 and under section 570 or section 571 of the Companies Act 2006 to allot and issue such Shares in each case in compliance with Part 17 of the Companies Act 2006, and the directors of the Company did not and shall not allot or issue (or purport to allot or issue) Shares in excess of such authorities and powers or in breach of any other limitation on their ability duly and properly to allot and issue any of the Shares;
11.that the name of the relevant allottees and the Shares allotted were or will be duly entered in the register of members of the Company and all filings required to be filed with the Registrar of Companies or otherwise in connection therewith were or will be filed within, in each such case, the relevant time limits;
12.the information revealed by the Company Search (i) was accurate in all respects and has not since the time of such search been altered, and (ii) was complete and included all relevant information which should properly have been submitted to the Registrar of Companies;
13.the information revealed by the Central Registry Search was accurate in all respects and has not since the time of such enquiry been altered;
14.no foreign law which may apply in connection with the subject matter of this opinion would be such as to affect any of the conclusions stated herein; and
15.the Company has complied with and will comply with all applicable provisions of Regulation (EU) No 596/2014 on market abuse, as it forms part of the laws of the United Kingdom (“UK MAR”), Regulation (EU) No. 2017/1129, as it forms part of the laws of the United Kingdom (the “UK Prospectus Regulation”), the Financial Services and Markets Act 2000 (the “FSMA”) and the Financial Services Act 2012 (the “FSA”), and any regulations made under any of UK MAR, the UK Prospectus Regulation, the FSMA and the FSA with respect to anything done or to be done by it in connection with the Shares, any other securities of the Company, any of the documents referred to in Schedule 1 to this opinion or the offer or issue of ordinary shares in the capital of the Company in, from, or otherwise involving the United Kingdom including, without limitation, Article 14 (prohibition of insider dealing etc.) and Article 15 (prohibition of market manipulation) of UK MAR, section 19 (the general prohibition) and section 21 (restrictions on financial promotion) of the FSMA and section 89 (misleading statements), section 90 (misleading impressions) and section 91 (misleading statements etc in relation to benchmarks) of the FSA.

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Klarna Group plc
SCHEDULE 3
QUALIFICATIONS
Our opinion is subject to the following qualifications:
1.the Company Search is not capable of revealing conclusively whether or not, inter alia, (i) a winding-up order has been made or a resolution passed for the winding up of a company; or (ii) an administration order has been made; or (iii) a receiver, administrative receiver, administrator, liquidator or monitor has been appointed; or (iv) a court order has been made under the Cross-Border Insolvency Regulations 2006, since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the electronic records of the relevant company immediately. In addition, the Company Search is not capable of revealing, prior to the making of the relevant order or the appointment of an administrator otherwise taking effect, whether or not a winding-up petition or an application for an administration order has been presented or notice of intention to appoint an administrator under paragraphs 14 or 22 of Schedule B1 to the Insolvency Act 1986 or an application for a moratorium (or an extension to an existing moratorium) has been filed with the court;
2.the Central Registry Search relates only to the presentation of (i) a petition for the making of a winding-up order or the making of a winding-up order by the Court; (ii) an application to the High Court of Justice in London for the making of an administration order and the making by such court of an administration order; and (iii) a notice of intention to appoint an administrator or a notice of appointment of an administrator filed at the High Court of Justice in London. It is not capable of revealing conclusively whether or not such a winding-up petition, application for an administration order, notice of intention or notice of appointment has been presented or winding-up or administration order granted;
3.this opinion is subject to all applicable laws relating to bankruptcy, insolvency, liquidation, administration, voluntary arrangement, scheme of arrangement, moratorium, reorganisation, rescheduling, fraudulent transfer, preference, transactions at undervalue or other laws of general application relating to or affecting the rights of creditors;
4.references herein to the Company authorising or duly taking any corporation action (or similar expressions) in relation to any document, including the performance of its obligations thereunder, include any ratification or confirmation of such corporate action that may be given subsequent thereto;
5.we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law or the reasonableness of any statement or opinion or intention contained in or relevant to the Registration Statement or any other document referred to therein, or that no material facts have been omitted therefrom; and
6.we express no opinion as to whether the Registration Statement (or any part of it) contains all the information required to be contained in it or whether the persons responsible for the Registration Statement have discharged their obligations thereunder.

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